Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 (File number 333-76171) pertaining to the Verizon Savings and Security Plan for West Region Hourly Employees of our report dated June 6, 2003, with respect to the financial statements of the Verizon Savings and Security Plan for West Region Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    MITCHELL & TITUS, LLP

New York, New York

June 23, 2003